UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2021

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
Preferred Stock Purchase Rights	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fluor Corporation (the “Corporation) announced today that Mr. Garry W. Flowers has stepped down from his role as Executive Vice President, Construction, HSE and Risk, effective January 18, 2021. Mr. Flowers remains an employee of the Corporation.

On January 16, 2021, the Corporation agreed to a term sheet (the “Term Sheet”) with Mr. Taco de Haan, Group President, Diversified Services, regarding certain matters related to the Corporation’s previously announced plan to sell Stork, a subsidiary of the Corporation. Going forward, Mr. de Haan will serve as Executive Vice President, Office of the CEO. Under the Term Sheet, Mr. de Haan will be eligible to receive a transaction bonus upon the successful sale of 100% of the shares or assets of Stork (a “Stork Change in Control”) within a time-frame to be specified in a separate transaction bonus agreement. The transaction bonus will be based on 50% of Mr. de Haan’s gross base annual salary (including holiday pay). Mr. de Haan will have an opportunity to earn a pro-rated transaction bonus if less than 100% but more than 75% of Stork’s shares or assets are successfully sold. The Term Sheet also specifies that Mr. de Haan’s outstanding retention award, previously granted in the form of restricted stock units (“RSUs”), will be modified to permit the full vesting of such RSUs following a successful Stork Change in Control that takes place before the retention date of November 11, 2022. The Corporation will enter into a separate agreement at the time of a Stork Change in Control to permit the continued vesting of any outstanding equity awards under the Corporation’s long-term incentive plan in accordance with the Corporation’s policies. Any new equity awards granted under the Corporation’s long-term incentive plan will permit continued vesting, in accordance with the Corporation’s policies, following a successful Stork Change in Control. The Corporation will provide Mr. de Haan with a twelve (12) month notice period prior to any termination of employment by the Corporation. Mr. de Haan will also be entitled to receive a severance payment equal to one (1) year of his gross base annual salary upon his involuntary termination of employment, unless terminated for cause. Other than as set forth above, Mr. de Haan’s annual base salary, annual incentive and long-term incentives remain the same.

The Term Sheet provides that Mr. de Haan will agree to cooperate with the Corporation in connection with any litigation or investigation involving the Corporation. The Term Sheet also contains customary confidentiality and restrictive covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2021	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer and Secretary